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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) June 27, 2000 (June 15, 2000)


                            SWEETHEART HOLDINGS INC.*

             (Exact name of registrant as specified in its charter)

                         Commission file number 33-64814

                  Delaware                                    06-1281287
       (State or other jurisdiction of                     (I.R.S. Employer
        incorporation or organization)                    Identification No.)

 10100 Reisterstown Road, Owings Mills, Maryland                  21117
     (Address of principal executive office)                    (Zip Code)


        Registrant's telephone number, including area code: 410/363-1111






* The Registrant is the guarantor of the 9 5/8% Senior Secured Notes due September, 2000 and the 10 1/2% Senior Subordinated Notes due 2003 of Sweetheart Cup Company Inc., a wholly owned subsidiary of the Registrant.

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         In  connection  with a  sale-leaseback  transaction,  on June 15, 2000,
Sweetheart Cup Company Inc. ("Sweetheart") and Sweetheart Holdings Inc. (collectively, the "Company") sold certain production equipment located in Owings Mills, Maryland, Chicago, Illinois and Dallas, Texas for a fair market value of $212.3 million to several owner participants. Pursuant to a lease dated June 1, 2000 between Sweetheart and State Street Bank and Trust Company of
Connecticut, National Association ("State Street"), (the "Lease"), Sweetheart shall lease such production equipment from State Street, the Owner Trustee for several owner participants, through November 9, 2010. Sweetheart may also renew the Lease at its option for up to four consecutive renewal terms of two years each. The Company's obligations in connection with the Lease are collateralized by substantially all of the Company's property, plant and equipment owned as of June 15, 2000.

         The Company expects to account for this transaction as an operating lease, expensing the $32.0 million annualized rental payments and removing the property, plant and equipment sold from its balance sheet. A gain is expected to be realized from this sale and shall be amortized over the term of the lease. This expected taxable gain would allow the Company to utilize a substantial portion of its net operating loss carryforward.


ITEM 5.  OTHER EVENTS

         On June 15, 2000, the Company issued a redemption notice to the holders of its Senior Secured Notes due September 1, 2000 ("Notes"). The Company has deposited the necessary funds with U.S. Trust Company of New York to redeem these Notes on July 15, 2000. See the attached redemption notice, Exhibit 99.0.

         On June 15, 2000, the Company amended and restated its current agreement under the U.S. Credit Facility to extend the maturity of the $135 million revolving credit facility through June 15, 2005 and to add a term loan of $25 million that requires equal monthly installments through June 2005. Both the term loan and revolving credit facility have an accelerated maturity date of July 1, 2003 if the Company's Senior Subordinated Notes due September 1, 2003 are not refinanced before June 1, 2003. Borrowings under the revolving credit facility will now bear interest, at the Company's election, at a rate equal to
(i) LIBOR plus 2.00% or (ii) a bank's base rate plus 0.25%, plus certain other fees. Borrowings under the term loan will bear interest, at the Company's election, at a rate equal to (i) LIBOR plus 2.50% or (ii) a bank's base rate plus 0.50%, plus certain other fees. The credit facility is collateralized by the Company's inventories and receivables with the term loan portion of the credit facility further collateralized by certain production equipment.


ITEM 7.  EXHIBITS

    99.0 Redemption Notice dated June 15, 2000 for the Senior Secured Notes.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SWEETHEART HOLDINGS INC.
                                        (registrant)


Date:  June 27, 2000                       By: /s/ Hans H. Heinsen
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                                           Hans H. Heinsen
                                           Senior Vice President - Finance and
                                           Chief Financial Officer

                                           (Principal Financial and Accounting
                                            Officer and Duly Authorized Officer)